SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2008

LIFECELL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	01-19890	76-0172936
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Millennium Way
Branchburg, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code   (908) 947-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

Merger Agreement

On April 7, 2008, LifeCell Corporation, a Delaware corporation (the “Company”), Kinetic Concepts, Inc., a Texas corporation (“KCI”), and Leopard Acquisition Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of KCI (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a price per share equal to $51.00 (the “Offer Price”), and (ii) following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), pursuant to which each outstanding share of Common Stock not purchased in the Offer will be converted into the right to receive the Offer Price, except for those shares held by the Company, KCI or Purchaser, and other than those shares with respect to which appraisal rights are properly exercised.  After the Merger, the Company will continue to exist as a wholly owned subsidiary of KCI.

KCI agreed that Purchaser would commence the Offer as soon as reasonably practicable after the date of the Merger Agreement and in any event within 10 business days after the date of the Merger Agreement, and the Offer will remain open for at least 20 business days.  The obligation to accept for payment and pay for the shares of Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of a majority of the total number of outstanding shares of Common Stock, calculated on a fully diluted basis, (2) the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of injunctions prohibiting the Offer or the Merger, (4) the accuracy of the representations of the Company, subject to certain materiality exceptions, (5) compliance in all material respects with covenants of the Company, (6) absence of a material adverse effect on the Company since December 31, 2007 and (7) completion of Purchaser's and KCI's financing pursuant to the terms of an executed Commitment Letter among Purchaser, KCI and the lenders dated April 7, 2008.

The Merger Agreement contains customary representations, warranties and covenants of the parties.  In particular, the Merger Agreement contains restrictions on the Company’s ability to solicit third party proposals or provide information to, or participate in discussions or negotiations with, third parties regarding competing proposals.  However, the Merger Agreement contains customary exceptions that allow the Company to provide information to, and participate in discussions or negotiations with, third parties with respect to competing proposals in certain limited circumstances.

The Company may terminate the Merger Agreement under specified circumstances in order to enter into a definitive agreement implementing a Superior Proposal (as defined in the Merger Agreement).  If the Company terminates the Merger Agreement to enter into a Superior Proposal or if the Merger Agreement is terminated by KCI under certain other specified circumstances, the Company is required to pay KCI a termination fee equal to $50 million.

If the Merger Agreement is terminated by the Company under certain specified circumstances (including KCI’s failure to consummate the Merger under certain specified circumstances, including the failure to complete the financing described above), KCI will be required to pay or cause to be paid to the Company a fee of $50 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, KCI or Purchaser or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and between LifeCell Corporation, Kinetic Concepts, Inc. and Leopard Acquisition Sub, Inc., dated as of April 7, 2008*

99.1	Press Release, issued by LifeCell Corporation and Kinetic Concepts, Inc., dated April 7, 2008

__________________________

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Important Information

The tender offer described herein has not commenced.  This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of LifeCell Corporation.  At the time the tender offer is commenced, Kinetic Concepts, Inc. and a wholly owned subsidiary of Kinetic Concepts, Inc. intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and LifeCell Corporation intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Kinetic Concepts, Inc.'s wholly owned subsidiary and LifeCell Corporation intend to mail documents to the stockholders of LifeCell Corporation.  These documents will contain important information about the tender offer that should be read carefully before any decision is made with respect to the tender offer.

Stockholders of LifeCell Corporation will be able to obtain a free copy of these documents (when they become available) and other documents filed by LifeCell Corporation or Kinetic Concepts, Inc. with the Securities and Exchange Commission (the "SEC") at the website maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from LifeCell Corporation by contacting LifeCell Corporation at One Millennium Way, Branchburg, New Jersey 08876, attention: Investor Relations.

Cautionary statement regarding forward-looking statements

This filing contains forward-looking statements as defined by the federal securities laws which are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the Offer and the Merger. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECELL CORPORATION

		By:	/s/ Steven T. Sobieski
Steven T. Sobieski
Chief Financial Officer

Date:	April 7, 2008